UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 2, 2019
Date of Report (Date of earliest event reported)
 GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)
(345) 943-4573 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in Item 1.01 on a Current Report on Form 8-K filed by Greenlight Capital Re, Ltd. (the “Registrant”) on September 4, 2018 with the U.S. Securities and Exchange Commission (the “SEC”), Greenlight Reinsurance, Ltd. (“Greenlight Re”) and Greenlight Reinsurance Ireland, Designated Activity Company (“GRIL”) entered into the Amended and Restated Exempted Limited Partnership Agreement (the “Limited Partnership Agreement”) of Solasglas Investments, LP (the “Partnership”) by and among the Registrant, Greenlight Re, GRIL, DME Advisors II, LLC and the initial limited partner. As of January 2, 2019, Greenlight Re and GRIL each substantially completed the grant and conveyance of the assets underlying the Participation Interests to the Partnership. As contemplated by the Termination Agreement, the JV Agreement was terminated on January 2, 2019.

The information set forth in Item 1.01 of the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 4, 2018 is incorporated by reference into this Item 2.01.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenlight Capital Re, Ltd.
(Registrant)

By:	/s/ Tim Courtis
Name: Tim Courtis
Title: Chief Financial Officer Date: January 2, 2019